                                                                    EXHIBIT 99.1

CONTACTS:

Michael Praisner                        Laura Dayton
Chief Financial Officer                 Director of Investor Relations
BEYOND.COM                              BEYOND.COM
408.616.4200                            408.616.4328

   BEYOND.COM(TM) ANNOUNCES RECORD FOURTH QUARTER AND 1998 FINANCIAL RESULTS
                 DECEMBER 1998 CONSUMER REVENUES INCREASED 727%
                      COMPARED WITH SAME PERIOD A YEAR AGO

SUNNYVALE, Calif. -- Jan. 12, 1999 -- Online software superstore Beyond.com (Nasdaq: "BYND") today announced its fourth quarter and 1998 financial results.

Strong holiday sales resulted in record fourth quarter revenues in 1998 of $13.1 million, a 35 percent increase compared with revenues of $9.7 million in the third quarter of 1998 and a 143 percent increase compared with revenues of $5.4 million reported in the fourth quarter a year ago. The net loss for the fourth quarter of 1998 was $14.4 million. This compares with a net loss of $8.9 million in the third quarter of 1998 and a net loss of $2.5 million in the fourth quarter a year ago. The basic and diluted net loss per share for the fourth quarter of 1998 was ($0.53) per share. This compares with a net loss of ($0.33) per share in the third quarter of 1998 and a pro forma net loss of ($0.12) per share in the fourth quarter of 1997.

Net revenues for fiscal 1998 were $36.7 million, a 118 percent increase over net revenues of $16.8 million reported for fiscal 1997. Net loss for fiscal 1998 was $31.1 million, or a pro forma net loss of ($1.28) per share, compared with a net loss in fiscal 1997 of $5.5 million, or a pro forma net loss of ($0.30) per share.

"The 1998 holiday season along with our first-ever television advertisements drove record numbers of software buyers to our site, http://www.beyond.com," said Mark Breier, Beyond.com president and chief executive officer. "In December alone, consumer revenues increased 727 percent compared with the same period last year and doubled from Q3 to Q4."

Overall cumulative customer accounts, which include consumer, government desktops and corporate buyers, grew to more than 634,000 in the fourth quarter, an increase of 47 percent from the third quarter of 1998. Consumers represented the vast majority of customer accounts. There were 568,969 cumulative consumer accounts in the fourth quarter, an increase of 55 percent from 367,079 consumer accounts through the third quarter of 1998.

                                     -more-

Beyond.com Announces Fourth Quarter and 1998 Financial Results
Jan. 12, 1999
Page 2

According to Media Metrix, Beyond.com's reach on the Internet grew 267 percent to 2.2 percent in November from 0.6 percent in August. Media Metrix also found the Beyond.com was the 17th most-visited shopping site on the Internet during the month of November. No other hardware or software reseller was ranked among the top 25 shopping sites on the Internet.

"We are pleased to report that our operations kept pace with the surge in holiday purchases, at times sustaining a 20-fold increase in orders while maintaining better than 99.9 percent system up time. We proved that our operational capability scaled quickly and effectively to meet customer demand," Breier explained.

The company's Affiliates Program, which enables qualified commercial web sites to market and sell Beyond.com's software SKUs, increased to 14,800 affiliates in the fourth quarter of 1998, a 196 percent increase from 5,000 affiliates at the end of the third quarter of 1998.

"In just the four short months since we changed our name to Beyond.com, we have dramatically improved our Web site with reviews, recommendations and Gold Star customer ratings, effectively utilized our TV and radio advertising dollars to propel us to the 17th most visited shopping site on the Internet, and expanded our enterprise capabilities to better serve our corporate and government customers," Breier said.

"We also grew our catalog of digitally downloadable titles 70 percent from 3,300 to 5,600 titles and expanded our physical stock keeping units 30 percent from 30,000 to 39,000."

"Our government business continued to expand in the fourth quarter when we were chosen by GTSI, the largest dedicated Federal government provider of computer products, to digitally download software and software upgrades to the U.S. Army over five years. The contract, which is reviewed and renewed annually, calls for Beyond.com to provide software for up to 200,000 desktops. This is a key deal because it demonstrates the government's and GTSI's growing confidence in Beyond.com to provide digital distribution of software throughout numerous agencies."

"New partnerships were formed with Palm computing, EarthWeb and most recently, Novadigm. Under the Novadigm agreement, Beyond.com will license Novadigm's Radio(TM) technology to build an Internet-based software update service for small to medium-sized businesses, said Breier. "The agreement complements our core strengths in digital distribution and will enable us to offer additional software management services to our corporate and government customers."


                                     -more-

Beyond.com Announces Fourth Quarter and 1998 Financial Results
Jan. 12, 1999
Page 3

"Today, our primary strengths include an experienced, deep management team focused on the following: Rapid customer satisfaction through expert digital downloading capabilities and technical customer support, strong partnerships with key portal sites, strategic relationships with top software publishers, a Web site characterized by helpfulness with software reviews and recommendations, and a three-pronged sales approach that targets consumers, corporations and government enterprises."

"Going forward, we intend to continue our aggressive marketing campaign to strengthen our brand identity and gain new customer accounts in a worldwide software market that researchers estimate was $44 billion in 1997 and is expected to grow to $96 billion in 2002. Our goal is to be first in customers' minds as the place to go buy software."

ABOUT BEYOND.COM

Beyond.com sells commercial, off-the-shelf software to the government enterprise, corporate and consumer markets, offering its customers a better place to buy software. Visitors to the company's online store http://www.beyond.com enjoy a comprehensive selection of software backed by customer service and competitive pricing. Approximately 39,000 software stock-keeping units (SKUs) are available for online purchase with 5,600 SKUs available for immediate, electronic delivery, including software from such major publishers as Adobe, Lotus, Microsoft, Sun Microsystems and Symantec. The company has established strategic marketing alliances with America Online, Inc., Excite, Inc., Netscape Communications Corporation and Network Associates. Additionally, Beyond.com offers publishers transaction processing, physical and electronic order fulfillment, customer support, site design consultation, marketing support and reporting.

The company has applied for federal registration of the marks BEYOND.COM and BEYOND DOT COM. Beyond.com Corporation trades on the Nasdaq National Market under the symbol ("BYND"). More information on the company can be found in the company's prospectus dated June 17, 1998, filed under its original name, software.net Corporation, as filed with the Securities and Exchange Commission ("SEC").

To the extent that this news release discusses expectations about Beyond.com's revenues and earnings projections, expectations about the company's business in the first quarter of 1999 and beyond, or plans to grow the company's customer base though its Web site, agreements with EarthWeb or PalmComputing, its TV advertising campaign, portal or publishers agreements, or its recent agreement with Novadigm, these statements are forward-looking within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to substantial risks and uncertainties. Actual results for the first quarter of 1999 and subsequent quarters could differ materially from any future performance suggested above. Among the factors that could affect subsequent periods include: Reductions in or cancellations of customer orders, changes in relationships with software suppliers, changes in relationships with strategic partners, changes in the product mix sold by the company, competition from other online software resellers or publishers; inability to raise sufficient capital on satisfactory terms, or at all, and other factors described in the company's prospectus dated June 17, 1998, as filed with the SEC. Beyond.com news and product/service information is available at the company's World Wide Web site located at http://www.beyond.com.

                          -Financial Tables to Follow-

Beyond.com Announces Fourth Quarter and 1998 Financial Results
Jan. 12, 1999
Page 4


                                   BEYOND.COM
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       THREE MONTHS
                                                                    ENDED DECEMBER 31,          YEAR ENDED DECEMBER 31,
                                                                 ------------------------     ---------------------------
                                                                    1998          1997            1998            1997
                                                                 (UNAUDITED)  (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
                                                                 -----------  -----------     -----------     -----------
Net Revenues                                                      $ 13,139      $ 5,389         $ 36,650        $16,806
Cost of Revenues                                                  $ 11,131      $ 4,903         $ 31,074        $14,873
                                                                  --------      -------         --------        -------
Gross Profit                                                      $  2,008      $   486         $  5,576        $ 1,933
Operating Expenses:
  Research and Development                                        $  1,192      $   419         $  4,201        $ 1,060
  Sales and Marketing                                             $ 13,299      $   657         $ 27,568        $ 1,696
  General and Administrative                                      $  1,723      $   411         $  4,943        $ 1,087
                                                                  --------      -------         --------        -------
     Total Operating Expenses                                     $ 16,214      $ 1,487         $ 36,712        $ 3,843
                                                                  --------      -------         --------        -------
Loss From Operations                                              $(14,206)     $(1,001)        $(31,136)       $(1,910)

Interest Income                                                   $   (178)     $    71         $     49        $   167
Gain on Sale of Assets                                                               --         $     14             --
                                                                  --------      -------         --------        -------
Loss From Continuing Operations                                   $(14,384)     $  (930)        $(31,073)       $(1,743)
Loss From Discontinued Operations                                 $      0      $(1,542)              --        $(3,616)
                                                                  --------      -------         --------        -------
Net Loss                                                          $(14,384)     $(2,472)        $(31,073)       $(5,359)
                                                                  --------      -------         --------        -------
Accretion of Premium on Preferred Stock                                 --      $   (25)        $    (51)       $  (101)
Net Loss Applicable to Common Stockholders                        $(14,384)     $(2,497)        $(31,124)       $(5,460)

Basic and diluted net loss per share from continuing operations   $  (0.53)     $ (0.11)        $  (1.65)       $ (0.21)
Basic and diluted net loss per share from discontinued
  operations                                                            --      $ (0.17)              --        $ (0.40)
                                                                  --------      -------         --------        -------
BASIC AND DILUTED NET LOSS PER SHARE                              $  (0.53)     $ (0.28)        $  (1.65)       $ (0.61)
                                                                  ========      =======         ========        =======
Shares used in computing net loss per share                         27,355        9,000           18,900          9,000

Pro forma basic and diluted net loss per share from
  continuing operations                                           $  (0.53)     $ (0.05)        $ (1.28)        $ (0.10)
Pro forma basic and diluted net loss per share from
  discontinued operations                                               --      $ (0.07)             --         $ (0.20)
                                                                  --------      -------         --------        -------
Pro Forma Basic and Diluted Net Loss per Share                    $  (0.53)     $ (0.12)        $ (1.28)        $ (0.30)
                                                                  ========      =======         ========        =======
Shares used in computing pro forma net loss per share               27,355       20,045           24,276         17,828




                                     -more-

Beyond.com Announces Fourth Quarter and 1998 Financial Results
Jan. 12, 1999
Page 5

                                   BEYOND.COM
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            DECEMBER 31,    DECEMBER 31,
                                                                1998            1997
                                                             (AUDITED)       (AUDITED)
                                                            ------------    ------------
Current Assets:
  Cash and Cash Equivalents                                   $ 81,548        $  2,571
  Accounts Receivable, net                                    $  8,785        $  1,181
  Prepaid Partnership Agreements                              $  4,091        $    396
  Other Prepaid Expenses and Current Assets                   $  1,610        $    120
  Cost of Deferred Revenue                                    $  5,755        $  4,938
                                                              --------        --------
      Total Current Assets                                    $101,789        $  9,206

Non-Current Assets
  Property and equipment, net                                 $  3,150        $    380
  Deposits and Other Long Term Assets                         $  4,965              --
  Intangible Assets                                                                 --
                                                              --------        --------
      Total Non-Current Assets                                $  8,115        $    380
                                                              --------        --------
      TOTAL ASSETS                                            $109,904        $  9,586
                                                              ========        ========

Current Liabilities:
  Accounts Payable                                            $ 14,443        $  2,256
  Other Accrued Liabilities                                   $  1,261        $    270
  Accrued Interest Expense                                    $    483              --
  Current Obligation Under Capital Leases                           --        $     18
  Deferred Revenue                                            $  5,744        $  5,569
                                                              --------        --------
      Total Current Liabilities                               $ 21,931        $  8,113

Note Payable to a Shareholder and Director                          --        $     60
Noncurrent Obligations under capital leases                         --        $     39
Noncurrent Debt                                               $ 63,250              --
Commitments:
  Redeemable Convertible Preferred Stock                            --        $ 12,565
Stockholder's Equity: (Net Capital Deficiency)
  Common Stock                                                $ 69,311        $     47
  Deferred Compensation                                       $ (2,226)             --
  Accumulated Deficit                                         $(42,362)       $(11,238)
                                                              --------        --------
      Total Stockholder's Equity (Net Capital Deficiency)     $ 24,723        $(11,191)
      TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY
                                                              --------        --------
      (NET CAPITAL DEFICIENCY)                                $109,904        $  9,586
                                                              --------        --------